EXHIBIT 5(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application
Transamerica Financial Life Insurance Company
Mailing Address: 4333 Edgewood Road NE, Cedar Rapids, IA 52499
(800) 525-6205
Home Office: 440 Mamaroneck Avenue Harrison, New York 10528	www.transamericaannuities.com

1. PRODUCT INFORMATION

  Product: Advisor EliteSM

2. PRIMARY OWNER INFORMATION

  Type of Owner:

❑	Individual(1)	❑	Trust (Trust Certification Form is Required)	❑	Guardianship / Conservatorship

❑	Corporate	❑	Company Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k))	❑	UGMA / UTMA

Complete Legal Name:

Residential Address:(2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:(3)	Date of Birth:	Telephone:

  Gender:  ❑  Male  ❑  Female

Citizenship:	❑ U.S. Citizen

❑ Non-U.S.Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

3. JOINT OWNER INFORMATION

If no Joint Owner is listed, Transamerica Financial Life Insurance Company will issue the policy with the Owner listed in Section 2.

Relationship to Owner:(1)
Complete Legal Name:

Residential Address:(2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:(3)	Date of Birth:	Telephone:

  Gender:  ❑  Male  ❑  Female

Citizenship:	❑ U.S. Citizen

❑ Non-U.S.Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

(1)

If Type of Owner in Section 2 is Individual; there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Primary Owner, the Joint Owner (if applicable) and the Annuitant.

(2)	The Residential Address must be completed and cannot be a P.O. Box.
(3)	Social Security Number (SSN)/Tax Identification Number (TIN)

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4. ANNUITANT INFORMATION

If no Annuitant is listed, Transamerica Financial Life Insurance Company will issue the policy with the Primary Owner and Annuitant as the same.

Relationship to Owner:(1)
Complete Legal Name:

Residential Address:(2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

  Gender:  ❑  Male  ❑  Female

Citizenship:	❑ U.S. Citizen

❑ Non-U.S.Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

5. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach an Additional Beneficiary Form.)

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

❑ Primary                                         Allocation Percentage:      %

Is this an Irrevocable Beneficiary?  ❑  Yes  ❑  No                     Is this a Restricted Beneficiary?  ❑  Yes(3)  ❑  No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust(4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Citizenship:	❑ U.S. Citizen

❑ Non-U.S.Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

  ❑  Primary    ❑  Contingent             Allocation Percentage:      %

Is this an Irrevocable Beneficiary?  ❑  Yes  ❑  No                     Is this a Restricted Beneficiary?  ❑  Yes(3)  ❑  No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust(4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Citizenship:	❑ U.S. Citizen

❑ Non-U.S.Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

(1)

If Type of Owner in Section 2 is Individual; there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Primary Owner, the Joint Owner (if applicable) and the Annuitant.

(2)	The Residential Address must be completed and cannot be a P.O. Box.
(3)	The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.
(4)	Submit the Entity Certification or Trustee Certification Form if an Entity or Trust is named as Beneficiary.

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5. BENEFICIARY DESIGNATION (continued)

  ❑  Primary    ❑  Contingent           Allocation Percentage:      %

  Is this an Irrevocable Beneficiary?  ❑  Yes  ❑  No                     Is this a Restricted Beneficiary?  ❑  Yes(1)  ❑  No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust(2)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Citizenship:	❑ U.S. Citizen

❑ Non-U.S.Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

6. PURCHASE PAYMENT INFORMATION

  Type of Annuity Applying for (select only one):

❑ Non-Qualified	❑ Traditional IRA	❑ Roth IRA	❑ SEP IRA	❑ Simple IRA ❑ BENE IRA(3)

❑ Non-Qualified Stretch(3)	❑ Profit Sharing Plan(4)	❑ Pension Plan(4)	❑ 401(k)(4)	❑ Other:(4)

  Funding Options:

❑	Check/Wire Enclosed	❑	Transamerica Financial Life Insurance Company to request release of funds	❑	Insurance Producer/Client to request release of funds

  Source of Funds:

❑	New Money / Contribution Money $ if Qualified Plan - Tax Year:

❑	Non-qualified 1035 Exchange - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the IRC Section 1035 Exchange Form is required. Submit the appropriate state replacement form(s).

❑	CD/Mutual Fund Redemption - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the Mutual Fund/CD Redemption Form is required. Submit the appropriate state replacement form(s).

❑	Direct Transfer - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the Qualified Funds Direct Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s).

❑	Rollover - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the Qualified Funds Direct Rollover or Transfer Request Form is required.

(1)	The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.
(2)	Submit the Entity Certification or Trustee Certification Form if an Entity or Trust is named as Beneficiary.
(3)	Include the deceased information in the Owner Information section.
(4)	The Qualified Plan Purchase Certification and Acknowledgement and Plan Investment and Services Agreement is required if applying for a Qualified Plan.

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7A. ELECTIONS - GUARANTEED MINIMUM DEATH BENEFITS

You must select only one Guaranteed Minimum Death Benefit. Your selection cannot be changed after the policy has been issued.

❑	Policy Value Death Benefit

❑	Return of Premium Guaranteed Minimum Death Benefit

❑	Annual Step-Up Guaranteed Minimum Death Benefit

7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER(S)

You can select only one Living/Withdrawal Benefit.

Elections below may not be available with all products.

•	Guaranteed Lifetime Withdrawal Benefit (Retirement Income Choice® (RIC) Rider) - Select Investment Allocations within Section 8C.

Election - To elect this rider, select either the Single option or the Joint option.

❑ Single

❑ Joint -	To elect this rider option, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.

RIC Rider Option

❑ Death Benefit

The Guaranteed Lifetime Withdrawal Benefit (Retirement Income Choice® Rider) may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution beginning date under the specified contract, you should consider whether the benefit is appropriate for your circumstances. You may want to consult a tax advisor before selecting withdrawal options.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse, if younger) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount.

The Guaranteed Lifetime Withdrawal Benefit:

•	Can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

•	Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

•	Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER(S) (continued)

You can select only one Living/Withdrawal Benefit.

Elections below may not be available with all products.

•	Retirement Income Max SM Rider - Select Investment Allocations within Section 8E.

Election - To elect this rider, select either the Single option or the Joint option.

❑ Single

❑ Joint -	To elect this rider option, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.

The Retirement Income MaxSM Rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution beginning date under the specified contract, you should consider whether the benefit is appropriate for your circumstances. You may want to consult a tax advisor before selecting withdrawal options.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse, if younger) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount.

The Retirement Income MaxSM Rider:

•	Can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

•	Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

•	Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.

•	Income Link® Rider - Select Investment Allocations within Section 8F.

Election - To elect this rider, select either the Single option or the Joint option.

❑ Single

❑ Joint -	To elect this rider option, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider provides a two-tiered guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount.

Depending on the withdrawal option selected, the withdrawal percentage will decrease after the second, third, fourth, fifth, sixth or seventh withdrawal year. The reduced withdrawal percentage is provided until the death of the annuitant, or the annuitant’s spouse’s death, whichever is later, if joint life is selected.

The Income Link® Rider:

•	Can be terminated independently of the policy to which it is attached, at any time after the fifth rider anniversary.

•

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the Withdrawal Options of the Income Link® Rider has a positive value.

•	Any withdrawal that is not an Income Link® Rider systematic withdrawal or a minimum required distribution systematic withdrawal will result in a negative Withdrawal Base Adjustment.

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER(S) (continued)

You can select only one Living/Withdrawal Benefit.

Elections below may not be available with all products.

•	Living Benefits Rider (Guaranteed Principal SolutionSM - GPS) - Select Investment Allocations within Section 8D.

❑  GPSSM Rider

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider provides a guaranteed minimum accumulation benefit and a guaranteed minimum withdrawal benefit.

The Owner must hold the policy in force until the Future Value Date in order to obtain the Guaranteed Minimum Accumulation Benefit available under this rider.

The Living Benefits Rider (Guaranteed Principal SolutionSM - GPS) can be terminated independently of the policy to which it is attached, at any time after the third rider anniversary.

8A. INVESTMENT SELECTION - DOLLAR COST AVERAGING (DCA) PROGRAM

If immediately investing all funds proceed to Section 8B. If any funds are to be allocated in the DCA, complete this section.

Transfer from:

❑ DCA Fixed Account        ❑ TA AEGON Money Market        ❑ TA AEGON U.S. Government Securities

Frequency and Number of Transfers:

There is a minimum of $500 for each DCA Transfer.

Monthly: ❑ 6 ❑ 12 ❑ 24 ❑ Other:                      (minimum 6 months/maximum 24 months)

Quarterly: ❑ 4 ❑ 8

8B. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one investment option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8, please complete the Optional Services Form.

I elect Asset Rebalancing:  ❑  No  ❑  Yes

Rebalance the variable investment options according to my allocations in Section 8 using the frequency indicated below.

❑  Monthly ❑  Quarterly ❑ Semi-Annually ❑ Annually

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8C. INVESTMENT SELECTION - RETIREMENT INCOME CHOICE® RIDER ALLOCATIONS

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if the Retirement Income Choice® Rider was elected in Section 7B.

	Initial %	DCA %		Initial %	DCA %
	(Required)	(Optional)		(Required)	(Optional)
Initial Investment for DCA	.0%

Designated Group A Allocations

TA AEGON Tactical Vanguard ETF - Growth (782)	.0%	.0%	TA Asset Allocation - Moderate Growth (803)	.0%	.0%

TA International Moderate Growth (855)	.0%	.0%	TA Janus Balanced (773)	.0%	.0%

TA Legg Mason Dynamic Allocation - Growth (767)	.0%	.0%	TA PIMCO Tactical - Growth (775)	.0%	.0%

TA Vanguard ETF Index - Growth (857)	.0%	.0%

Designated Group B Allocations

TA AEGON Tactical Vanguard ETF - Balanced (783)	.0%	.0%	TA Asset Allocation - Moderate (802)	.0%	.0%

TA BlackRock Tactical Allocation (799)	.0%	.0%	TA Legg Mason Dynamic Allocation - Balanced (766)	.0%	.0%

TA Market Participation Strategy (797)	.0%	.0%	TA PIMCO Tactical - Balanced (777)	.0%	.0%

TA Vanguard ETF Index - Balanced (856)	.0%	.0%

Designated Group C Allocations

1 Year Fixed Guaranteed Period(1) (101)	.0%	.0%

American Funds - Bond Fund 0.30%(2) (904)	.0%	.0%	TA AEGON Money Market (829)	.0%	.0%

TA AEGON Tactical Vanguard ETF - Conservative (784)	.0%	.0%	TA AEGON U.S. Government Securities (828)	.0%	.0%

TA AllianceBernstein Dynamic Allocation (825)	.0%	.0%	TA Asset Allocation - Conservative (801)	.0%	.0%

TA JPMorgan Core Bond (839)	.0%	.0%	TA JPMorgan Tactical Allocation (840)	.0%	.0%

TA PIMCO Real Return TIPS (785)	.0%	.0%	TA PIMCO Tactical - Conservative (776)	.0%	.0%

TA PIMCO Total Return (823)	.0%	.0%	TA Vanguard ETF Index - Conservative (779)	.0%	.0%

(1)

We reserve the right to prohibit premium payments to the Fixed Account if we are crediting an interest rate equal to the Fixed Account Guaranteed Minimum Effective Annual Interest Rate shown on the Policy Date page.

(2)	If this Allocation option is elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges.

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8D. INVESTMENT SELECTION - OPEN/OTHER INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if the Guaranteed Principal SolutionSM Rider or if no Living/Withdrawal Benefit Rider was elected in Section 7B.

	Initial %	DCA %		Initial %	DCA %
	(Required)	(Optional)		(Required)	(Optional)

Initial Investment for DCA	.0%

Non-Designated (Open) Allocations

1 Year Fixed Guaranteed Period (1) (101)	.0%	.0%

AllianceBernstein Balanced Wealth Strategy Portfolio 0.20% (2) (901)	.0%	.0%	American Funds - Asset Allocation Fund 0.30% (2) (903)	.0%	.0%

American Funds - Bond Fund 0.30% (2) (904)	.0%	.0%	American Funds - Growth Fund 0.30% (2) (905)	.0%	.0%

American Funds - Growth - Income Fund 0.30% (2) (906)	.0%	.0%	American Funds - International Fund 0.30% (2) (907)	.0%	.0%

Equity Index Portfolio 0.20% (2) (914)	.0%	.0%	Fidelity VIP Balanced Portfolio (858)	.0%	.0%

Fidelity VIP Contrafund ® Portfolio 0.20% (2) (912)	.0%	.0%	Fidelity VIP Mid Cap Portfolio 0.20% (2) (909)	.0%	.0%

Fidelity VIP Value Strategies Portfolio 0.20% (2) (913)	.0%	.0%	GEI Total Return Fund 0.20% (2) (908)	.0%	.0%

International Portfolio 0.20% (2) (917)	.0%	.0%	Mid-Cap Index Portfolio 0.20% (2) (915)	.0%	.0%

REIT Index Portfolio 0.20% (2) (916)	.0%	.0%	Short-Term Investment-Grade Portfolio 0.20% (2) (918)	.0%	.0%

TA AEGON High Yield Bond (139)	.0%	.0%	TA AEGON Money Market (829)	.0%	.0%

TA AEGON Tactical Vanguard ETF -Balanced (783)	.0%	.0%	TA AEGON Tactical Vanguard ETF - Conservative (784)	.0%	.0%

TA AEGON Tactical Vanguard ETF - Growth (782)	.0%	.0%	TA AEGON U.S. Government Securities (828)	.0%	.0%

TA AllianceBernstein Dynamic Allocation (825)	.0%	.0%	TA Asset Allocation - Conservative (801)	.0%	.0%

TA Asset Allocation - Growth (800)	.0%	.0%	TA Asset Allocation - Moderate (802)	.0%	.0%

TA Asset Allocation - Moderate Growth (803)	.0%	.0%	TA BlackRock Global Allocation 0.10% (2) (902)	.0%	.0%

TA BlackRock Large Cap Value (235)	.0%	.0%	TA BlackRock Tactical Allocation (799)	.0%	.0%

Additional investment allocations are continued on the next page.

(1)

We reserve the right to prohibit premium payments to the Fixed Account if we are crediting an interest rate equal to the Fixed Account Guaranteed Minimum Effective Annual Interest Rate shown on the Policy Data page.

(2)	If this Allocation option is selected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges.

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8D. INVESTMENT SELECTION - OPEN/OTHER INVESTMENT ALLOCATIONS (continued)

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if the Guaranteed Principal SolutionSM Rider or if no Living/Withdrawal Benefit Rider was elected in Section 7B.

	Initial %	DCA %		Initial %	DCA %
	(Required)	(Optional)		(Required)	(Optional)

Non-Designated (Open) Allocations

TA Clarion Global Real Estate Securities (537)	.0%	.0%	TA Efficient Markets (Investing in Vanguard ® ETFs and Dimensional Fund Advisors Mutual Funds) (861)	.0%	.0%

TA Hanlon Income (778)	.0%	.0%	TA International Moderate Growth (855)	.0%	.0%

TA Janus Balanced (773)	.0%	.0%	TA JPMorgan Core Bond (839)	.0%	.0%

TA JPMorgan Enhanced Index (063)	.0%	.0%	TA JPMorgan Mid Cap Value (781)	.0%	.0%

TA JPMorgan Tactical Allocation (840)	.0%	.0%	TA Jennison Growth (062)	.0%	.0%

TA Legg Mason Dynamic Allocation - Balanced (766)	.0%	.0%	TA Legg Mason Dynamic Allocation - Growth (767)	.0%	.0%

TA Market Participation Strategy (797)	.0%	.0%	TA MFS International Equity (758)	.0%	.0%

TA Morgan Stanley Active International Allocation (055)	.0%	.0%	TA Morgan Stanley Mid-Cap Growth (482)	.0%	.0%

TA Multi-Managed Balanced (816)	.0%	.0%	TA Multi Managed Large Cap Core (054)	.0%	.0%

TA PIMCO Real Return TIPS (785)	.0%	.0%	TA PIMCO Tactical - Balanced (777)	.0%	.0%

TA PIMCO Tactical - Conservative (776)	.0%	.0%	TA PIMCO Tactical - Growth (775)	.0%	.0%

TA PIMCO Total Return (823)	.0%	.0%	TA Systematic Small/Mid Cap Value (058)	.0%	.0%

TA T. Rowe Price Small Cap (238)	.0%	.0%	TA Third Avenue Value (076)	.0%	.0%

TA Vanguard ETF Index - Aggressive Growth (780)	.0%	.0%	TA Vanguard ETF Index - Balanced (856)	.0%	.0%

TA Vanguard ETF Index - Conservative (779)	.0%	.0%	TA Vanguard ETF Index - Growth (857)	.0%	.0%

TA WMC Diversified Growth (241)	.0%	.0%	Total Bond Market Index Portfolio 0.20% (1) (919)	.0%	.0%

Wanger International (186)	.0%	.0%	Wanger USA (187)	.0%	.0%

(1)	If this Allocation option is selected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges.

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8E. INVESTMENT SELECTION - RETIREMENT INCOME MAXSM RIDER INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if the Retirement Income MaxSM Rider was elected in Section 7B.

	Initial %	DCA %		Initial %	DCA %
	(Required)	(Optional)		(Required)	(Optional)
Initial Investment for DCA	.0%

1 Year Fixed Guaranteed Period (1) (101)	.0%	.0%

American Funds - Bond Fund 0.30% (2) (904)	.0%	.0%	TA AEGON Money Market (829)	.0%	.0%

TA AEGON Tactical Vanguard ETF - Balanced (783)	.0%	.0%	TA AEGON Tactical Vanguard ETF - Conservative (784)	.0%	.0%

TA AEGON U.S. Government Securities (828)	.0%	.0%	TA Asset Allocation - Conservative (801)	.0%	.0%

TA Asset Allocation - Moderate (802)	.0%	.0%	TA JPMorgan Core Bond (839)	.0%	.0%

TA JPMorgan Tactical Allocation (840)	.0%	.0%	TA Legg Mason Dynamic Allocation - Balanced (766)	.0%	.0%

TA Market Participation Strategy (797)	.0%	.0%	TA PIMCO Real Return TIPS (785)	.0%	.0%

TA PIMCO Tactical - Balanced (777)	.0%	.0%	TA PIMCO Tactical - Conservative (776)	.0%	.0%

TA PIMCO Total Return (823)	.0%	.0%	TA Vanguard ETF Index - Conservative (779)	.0%	.0%

TA Vanguard ETF Index - Balanced (856)	.0%	.0%		.0%	.0%

8F. INVESTMENT SELECTION - INCOME LINK® RIDER INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if the Income Link® Rider was elected in Section 7B.

	Initial %	DCA %		Initial %	DCA %
	(Required)	(Optional)		(Required)	(Optional)
Initial Investment for DCA	.0%

1 Year Fixed Guaranteed Period (1) (101)	.0%	.0%

American Funds - Bond Fund 0.30% (2) (904)	.0%	.0%	TA AEGON Money Market (829)	.0%	.0%

TA AEGON Tactical Vanguard ETF - Conservative (784)	.0%	.0%	TA AEGON U.S. Government Securities (828)	.0%	.0%

TA AllianceBernstein Dynamic Allocation (825)	.0%	.0%	TA Asset Allocation - Conservative (801)	.0%	.0%

TA JPMorgan Core Bond (839)	.0%	.0%	TA JPMorgan Tactical Allocation (840)	.0%	.0%

TA PIMCO Real Return TIPS (785)	.0%	.0%	TA PIMCO Tactical - Conservative (776)	.0%	.0%

TA PIMCO Total Return (823)	.0%	.0%	TA Vanguard ETF Index - Conservative (779)	.0%	.0%

(1)

We reserve the right to prohibit premium payments to the Fixed Account if we are crediting an interest rate equal to the Fixed Account Guaranteed Minimum Effective Annual Interest Rate shown on the Policy Data page.

(2)	If this Allocation option is selected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges.

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9A. OWNER ACKNOWLEDGEMENTS - DISCLOSURES

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•

This application is subject to acceptance by Transamerica Financial Life Insurance Company. If this application is rejected for any reason, Transamerica Financial Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

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Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

•	Account values based on the performance of the Separate Account are not guaranteed as to fixed dollar amount.

9B. OWNER ACKNOWLEDGEMENTS - ELECTRONIC DOCUMENT DELIVERY

Skip to Section 10 if you are not initiating the process of Electronic Document Delivery.

By providing an email address in this section, I consent to initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. These include, but are not limited to, prospectuses, prospectus supplements, annual and semiannual reports, quarterly statements and immediate confirmations, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I consent to receive in electronic format any documents added in the future.

Please call (800) 525-6205 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

10. OWNER & REPRESENTATIVE/INSURANCE PRODUCER - REPLACEMENT INFORMATION

Both the Owner Response and the Representative/Insurance Producer Response columns must be completed.

Replacement Questions	Owner Response	Representative/Insurance Producer Response
Will this annuity replace or change any existing life insurance policies or annuity contracts?	❑ No ❑ Yes	❑ No ❑ Yes
If yes - Company:
Policy #:

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11. OWNER & ANNUITANT SIGNATURES

❑ Check here if you want to be sent a copy of “Statement of Additional Information.”

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

Signed at:
	City	State	Date

Date:

F	Owner(s) Signature:	X

F	Joint Owner(s) Signature:	X

F	Annuitant Signature (if not Owner):	X

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12. REPRESENTATIVE/INSURANCE PRODUCER ACKNOWLEDGEMENTS & SIGNATURES

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

If this is a replacement transaction, I confirm that I have reviewed Transamerica Financial Life Insurance Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Representative/Licensed Insurance Producer

Print Full Name:

Representative/Insurance Producer ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split: (1) %

F	Signature:	X

For Representative/Insurance Producer Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

❑ Option A     ❑ Option B     ❑ Option C

(Once selected, program cannot be changed)

Additional Registered Representative(s)/Licensed Insurance Producer(s)

The following Servicing Registered Representative(s)/Insurance Producer(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Registered Representative/Insurance Producer the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Registered Representative/Licensed Insurance Producer of Record.

Print Full Name:

Representative/Insurance Producer ID Number:	Commission Split: (1) %

Print Full Name:

Representative/Insurance Producer ID Number:	Commission Split: (1) %

Print Full Name:

Representative/Insurance Producer ID Number:	Commission Split: (1) %

(1)	Must be in whole percentages. Total Commission Split in Section 12 must equal 100%.

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